Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Soluna Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common stock, par value $0.001 per share	457(c)	150,000(2)	$8.49(2)	$1,273,500	0.0000927	$118.06
Fees Previously Paid	-	-	-	-	-	-		-

Carry Forward Securities
Carry Forward Securities	-	-	-	-	-		-	-	-	-
	Total Offering Amounts					$118.06
	Total Fees Previously Paid					$0.00
	Total Fee Offsets					$0.00
	Net Fee Due					$118.06

(1) Consists of a maximum of 150,000 shares of the registrant’s common stock to be sold by Harmattan Energy Ltd., and its donees, pledgees, transferees, or other successors-in-interest. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement shall also cover any additional shares of the registrant’s common stock that shall become issuable by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of the registrant’s common stock.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, and based on the average high and low prices of the registrant’s common stock on Nasdaq Capital Market on February 3, 2022. The shares offered hereunder may be sold by the selling stockholder from time to time in the open market, through privately-negotiated transactions, or a combination of these methods, at market prices prevailing at the time of sale or at negotiated prices.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims		-	-	-		-
Fee Offset Sources	-	-	-		-						-
Rule 457(p)
Fee Offset Claims	-	-	-	-		-	-	-	-	-
Fee Offset Sources	-	-	-		-						-

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
-	-	-	-	-	-	-